                                                                    EXHIBIT 4.5


CROSS REFERENCES:

LAFAYETTE COUNTY, MS - BOOK 628, PAGE 529
QUITMAN COUNTY, MS - BOOK 196, PAGE 834
TUNICA COUNTY, MS - BOOK 136, PAGE 343
PANOLA COUNTY, SECOND JUDICIAL DISTRICT, MS -
   BOOK 617, PAGE 669
TATE COUNTY, MS - BOOK 411, PAGE 646
MARSHALL COUNTY, MS - BOOK 195, PAGE 622


LOAN NO. T0310
LOAN NO. T0347


                FIRST AMENDMENT AND SUPPLEMENT TO DEED OF TRUST,

                     SECURITY AGREEMENT, AND FIXTURE FILING

                                      FROM

                   MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY

                                       TO

                             KAREN HAWKINS, TRUSTEE

                                      FOR

                                  COBANK, ACB

               (FORMERLY KNOWN AS NATIONAL BANK FOR COOPERATIVES)


       This instrument was prepared by, and after recording should be returned to, Peter A. Fozzard, Esq., Sutherland, Asbill & Brennan, 999 Peachtree Street, Atlanta, Georgia 30309, telephone (404) 853-8000.

       This instrument, in addition to being a deed of trust on real property, is a financing statement for goods that are or are to become fixtures related to the real estate described herein, and should be appropriately indexed. Mississippi One Cellular Telephone Company is the record lessee of the real estate.

       This instrument secures a line of credit used primarily for business, commercial or agricultural purposes.

        This cover sheet is a part of this instrument and should be recorded with it.

       Indexing Instruction:  This instrument affects land located as follows:

       Lafayette County   -   NE 1/4 of Section 25, Township 8 South, Range 4
                              West and SW 1/4 of Section 32, Township 8 South,
                              Range 3 West

       Quitman County     -   SE 1/4 of Section 7, Township 27 North, Range 2
                              West

       Tunica County      -   SW 1/4 of Section 5, Township 4 South, Range 11
                              West

       Panola County      -   SW 1/4 of Section 27, Township 9 South, Range 7
                              West 2d Judicial District

       Tate County        -   NE 1/4 of Section 16, Township 6 South, Range 7
                              West

       Marshall County    -   SW 1/4 of Section 33, Township 3 South, Range 2
                              West

       Coahoma County     -   NE 1/4 of Section 7, Township 30 North, Range 3
                              West

                FIRST AMENDMENT AND SUPPLEMENT TO DEED OF TRUST,
                     SECURITY AGREEMENT, AND FIXTURE FILING


         THIS FIRST AMENDMENT AND SUPPLEMENT TO DEED OF TRUST, SECURITY AGREEMENT, AND FIXTURE FILING (this "First Amendment") is made and entered into as of May 15, by and between MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY, a Louisiana corporation (the "Grantor"), and COBANK, ACB, a national banking association (formerly known as National Bank for Cooperatives; the "Beneficiary"), having an address at 200 Galleria Parkway, Suite 1900, Atlanta, Georgia 30339;

                                   RECITALS:

         WHEREAS, CTC Financial, Inc. (the "Borrower") and the Beneficiary entered into that certain Loan Agreement, dated as of September 27, 1994 (the "Original Loan Agreement"); and

         WHEREAS, as security for the Borrower's obligations under the Original Loan Agreement, the Grantor executed and delivered that certain Deed of Trust, Security Agreement and Fixture Filing, dated September 27, 1994 (the "Deed of Trust"), pursuant to which the Grantor granted to the Beneficiary a first priority security interest and lien on the real property described therein; and

         WHEREAS, the Borrower and the Beneficiary are entering into (i) that certain Amended and Restated Loan Agreement, dated as of even date herewith, amending and restating the Original Loan Agreement and (ii) that certain Loan Agreement, dated as of even date herewith (collectively, the "Additional Loan Agreements"); and

         WHEREAS, as an inducement to the Beneficiary to enter into the Additional Loan Agreements and to make the loans provided for therein, the Grantor has agreed to amend the Deed of Trust as herein provided; and

         WHEREAS, by amendment to its charter documents, the Beneficiary has changed its name from National Bank for Cooperatives to CoBank, ACB;

         NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein and intending to be legally bound hereby, the Grantor hereby agrees with the Beneficiary as follows:

         1. The name of the Beneficiary in the Deed of Trust is changed to "CoBank, ACB."

         2. The "Background Statement" on pages 1 and 2 of the Deed of Trust is hereby amended and restated to read in its entirety as follows:

Loan No. T0310
Loan No. T0347


                              BACKGROUND STATEMENT

                 "The Borrower and the Beneficiary previously entered into that certain Loan Agreement, dated as of September 27, 1994 (the "Original Loan Agreement"), pursuant to which the Beneficiary agreed to loan to the Borrower up to $3,800,000. The Borrower's obligation to repay amounts advanced under the Original Loan Agreement is evidenced by a Promissory Note dated as of September 27, 1994, made by the Borrower in favor of the Beneficiary, having a final maturity date of December 20, 2002 (the "Original CoBank Note"). The proceeds of such loan were reloaned by the Borrower to the Grantor for the purposes set forth in the Original Loan Agreement. Such reloan is evidenced by that certain Promissory Note dated as of September 27, 1994, made by the Grantor in favor of the Borrower in the original principal amount of $3,800,000 and having a final maturity date of December 20, 2002 (the "Original Note"), which Original Note has been assigned to the Beneficiary. As a condition to the Beneficiary's obligation to advance funds under the Original Loan Agreement, the Grantor executed and delivered that certain Continuing Guaranty, dated as of September 27, 1994, in favor of the Beneficiary (the "Original Guaranty"), guaranteeing the "Obligations" (as defined in the Original Guaranty). As a further condition to the obligation of the Beneficiary to advance funds under the Original Loan Agreement, the Grantor executed and delivered that certain Security Agreement, dated as of September 27, 1994, in favor of the Beneficiary (the "Security Agreement") and this Deed of Trust to secure the Grantor's performance under the Original Guaranty and under the Original Note and to secure the Original CoBank Note.

                 The Borrower and the Beneficiary have now entered into that certain Amended and Restated Loan Agreement, dated as of even date herewith (the "Mississippi One Loan Agreement"), pursuant to which the Original Loan Agreement was amended and restated to increase the availability of the loan thereunder to $17,400,000. The Borrower's obligation to repay amounts advanced under the Mississippi One Loan Agreement is evidenced by an Amended and Restated Promissory Note dated as of even date herewith, made by the Borrower in favor of the Beneficiary, having a final maturity date of December 20, 2003 and amending and restating the Original Note (said promissory note, as the same may be amended, modified, supplemented, extended or restated from

Loan No. T0310
Loan No. T0347


         time to time is hereinafter referred to as the "Amended CoBank Note"). The proceeds of such loan are to be reloaned by the Borrower to the Grantor for the purposes set forth in the Mississippi One Loan Agreement. Such reloan is evidenced by that certain Amended and Restated Promissory Note dated of even date herewith, made by the Grantor in favor of the Borrower in the original principal amount of $17,400,000 and having a final maturity date of December 20, 2003 and amending and restating the Original Note (said promissory note, as the same may be amended, modified, supplemented, extended or restated from time to time is hereinafter referred to as the "Mississippi One Note"), which Mississippi One Note has been assigned to the Beneficiary. The Borrower and the Beneficiary have now also entered into that certain Loan Agreement, dated as of even date herewith (the "Mercury Loan Agreement"), pursuant to which the Beneficiary agreed to loan the Borrower up to $5,000,000. The Borrower's obligation to repay amounts advanced under the Mercury Loan Agreement is evidenced by a Promissory Note dated of even date herewith, made by the Borrower in favor of the Beneficiary, having a final maturity date as provided in the Mercury Loan Agreement (said promissory note, as the same may be amended, modified, supplemented, extended or restated from time to time is hereinafter referred to as the "CoBank Note"). The proceeds of such loan are to be reloaned by the Borrower to Mercury, Inc. ("Mercury") for the purposes set forth in the Mercury Loan Agreement. Such reloan is evidenced by that certain Promissory Note dated of even date herewith, made by Mercury in favor of the Borrower in the original principal amount of $5,000,000 and having a final maturity date as provided in the Mercury Loan Agreement (said promissory note, as the same may be amended, modified, supplemented, extended or restated from time to time is hereinafter referred to as the "Mercury Note"), which Mercury Note has been assigned to the Beneficiary.

                 As conditions to the Beneficiary's obligation to advance funds under the Mississippi One Loan Agreement and the Mercury Loan
         Agreement: (a) the Grantor has executed and delivered that certain Amended and Restated Continuing Guaranty, dated as of even date herewith, in favor of the Beneficiary and amending and restating the Original Guaranty (said guaranty, as the same may be amended, modified, supplemented, extended, or restated from time to time is hereinafter referred to as the "Mississippi One Guaranty"), guaranteeing the "Obligations" (as defined in the Mississippi One Guaranty); and (b) Mercury has executed and delivered that certain Continuing Guaranty, dated as of even date herewith, in favor of the Beneficiary (said guaranty, as the same may be amended, modified, supplemented, extended, or restated from time to time is hereinafter referred to as the "Mercury Guaranty"), guaranteeing the "Obligations" (as defined in the Mercury Guaranty). As a further condition to the Beneficiary's obligations to advance funds under the Mississippi One Loan Agreement and the Mercury Loan Agreement, the Grantor has executed and delivered that certain First Amendment and Supplement to Security Agreement, dated as of even date herewith, in favor of the Beneficiary (the Security Agreement, as amended, the "Amended Security Agreement") and this Amendment to secure the Grantor's performance under the Mississippi One Guaranty and the Mississippi One Note, and to secure the Mercury Guaranty, the Mercury Note, the Amended CoBank Note and the CoBank Note.

                 The Mississippi One Loan Agreement, the Mercury Loan Agreement, the Amended Security Agreement, the Mississippi One Guaranty, the Mercury Guaranty, the Mississippi

Loan No. T0310
Loan No. T0347


         One Note, the Amended CoBank Note, the Mercury Note and the CoBank Note, this Amendment, and all other instruments evidencing, securing or otherwise relating to the indebtedness and obligations hereinabove described are hereinafter referred to as the "Loan Documents.""

         3. The first full paragraph on page 4 of the Deed of Trust is hereby amended and restated to read in its entirety as follows:

                 "This Deed of Trust is given to secure the payment and performance of the following described obligations (collectively, the "Secured Obligations"): (a) all of the Grantor's obligations, whether now existing or hereafter arising, under the Mississippi One Guaranty;
         (b) all of the Grantor's obligations, whether now existing or hereafter arising, under the Mississippi One Note; (c) all of Mercury's obligations, whether now existing or hereafter arising, under the Mercury Guaranty and the Mercury Note; (d) all of Borrower's obligations, whether now existing or hereafter arising, under the Mississippi One Loan Agreement, the Mercury Loan Agreement, the Amended CoBank Note and the CoBank Note; (e) all advances, re-advances, renewals, extensions, replacements, consolidations, modifications, restatements and amendments of the Loan Documents and of all such other sums, obligations and amounts (it being agreed no such renewal, extension, consolidation, modification, restatement or amendment shall affect the security title or priority hereof); and (f) all other indebtedness and liabilities of the Borrower, Mercury or the Grantor to the Beneficiary of every kind and description whatsoever, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extension of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties (it being agreed that no such additional indebtedness shall affect the security title or priority hereof)."

         4. Exhibits A and B to the Deed of Trust are hereby amended by adding to them the information set forth on Exhibits A-1 and B-1 attached to this First Amendment, respectively.

         5. The Grantor conveys and warrants to the Trustee and her successors all of the Grantor's rights and interests in and to:

                 (a) that land leased by the Grantor located in Coahoma County described in Exhibit A-1 (the "Coahoma Property") pursuant to the lease of such land described in Exhibit B-1 (the "Leasehold Lease");

Loan No. T0310
Loan No. T0347


                 (b)      all Improvements (as defined in the Deed of Trust);

                 (c) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water rights and powers, water courses, minerals, crops, timber and other emblements now or hereafter located on the Coahoma Property or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Coahoma Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Grantor;

                 (d) all easements, rights, rights-of-way, satellite dishes, towers, equipment and all other personal property comprising the utility system operated by the Grantor;

                 (e) all monies and proceeds from the Coahoma Property, the Improvements and the Leasehold Lease, including, without limitation, from leases, subleases, tenant contracts, rental agreements, contracts, licenses, permits, rents, issues or profits, including, but not limited, to all rents, refunds, rebates, tenant reimbursements, condemnation awards and proceeds of the sale of, insurance on or other borrowings secured in whole by any of the Coahoma Property, the Improvements or the Leasehold Lease, or such leases, subleases, tenant contracts, rental agreements, contracts, licenses, permits, rents issues or profits; reserving only the right to the Grantor (except as otherwise provided herein) to collect the same so long as there is no Default (as defined in the Deed of Trust) which shall have occurred and be continuing;

                 (f) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action, and all cash (or evidences of cash or of rights to cash) or other property or rights thereto relating to such claims or causes of action; and

                 (g) all other real property of every kind, nature and description, and wheresoever located, now owned or leased or hereafter acquired or leased by Grantor.

This conveyance of the property described above is in trust to secure prompt payment of the obligations secured by the Deed of Trust and this First Amendment and any and all other indebtedness and liabilities of the Borrower or the Grantor to the Beneficiary of every kind and description whatsoever, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extension of credit and all

Loan No. T0310
Loan No. T0347


covenants, agreements, and provisions contained in all loan and other agreements between the parties (it being agreed that no such additional indebtedness shall affect the security title or priority hereof).

         6. After giving effect to the amendments to and restatement of the Deed of Trust set forth in this First Amendment, the representations and warranties of the Grantor set forth in the Deed of Trust are true and correct as of the date hereof as if made on the date hereof.

         7. It is the intention of the parties hereto that this First Amendment shall not constitute a novation and shall in no way adversely affect or impair (i) the validity of the Loan Documents or (ii) the validity or priority of the security interest created by the Deed of Trust, it being the intention of the parties hereto merely to amend and restate the Deed of Trust as expressly set forth herein. To the extent not inconsistent herewith, all of the terms and conditions of the Deed of Trust shall remain in full force and effect and are hereby ratified and confirmed by the Grantor.

         8. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

         9. This First Amendment shall be governed by and construed in accordance with the laws of the State of Mississippi, without reference to choice of law doctrine.

Loan No. T0310
Loan No. T0347



         IN WITNESS WHEREOF, the Grantor and the Beneficiary, acting by and through their duly authorized officers, have executed this instrument on the date below their respective signatures, but effective on May 15, 1996.



                                MISSISSIPPI ONE CELLULAR
                                TELEPHONE COMPANY


                                By: /s/ THOMAS G. HENNING
                                   -------------------------------------
                                   Name:   THOMAS G. HENNING
                                        --------------------------------
                                   Title:  PRESIDENT
                                         -------------------------------
                                   Date:   7/8/96
                                        --------------------------------



                                COBANK, ACB

                                By:  /s/ THOMAS A. SMITH
                                   -------------------------------------
                                   Name:  THOMAS A. SMITH
                                        --------------------------------
                                   Title:  SR. V.P.
                                         -------------------------------
                                   Date:   7/24/96
                                         -------------------------------

Loan No. T0310
Loan No. T0347




STATE OF LOUISIANA

COUNTY OF CALCASIEU


         PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the jurisdiction aforesaid, the within named THOMAS G. HENNING, who acknowledged that s/he is the PRESIDENT of Mississippi One Cellular Telephone Company, a Louisiana corporation, and that for and on behalf of said Mississippi One Cellular Telephone Company and as its act and deed, s/he signed and delivered the above and foregoing instrument of writing on the day and in the year therein mentioned, after first having been duly authorized to do so.

         WITNESS my hand and official seal in the county and state last aforesaid, this 1st day of July, 1996.


                                /s/ SANDRA L. DALLY
                                ---------------------------------------
                                Notary Public

                                My commission expires: LIFETIME COMMISSION
                                                       -------------------

                                         [NOTARIAL SEAL]

Loan No. T0310
Loan No. T0347



STATE OF GEORGIA

COUNTY OF DOUGLAS


         PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the jurisdiction aforesaid, the within named THOMAS A. SMITH, who acknowledged that s/he is the Sr. V.P. of CoBank, ACB (formerly known as National Bank for Cooperatives), a federally chartered bank, and that for and on behalf of said bank and as its act and deed, s/he signed and delivered the above and foregoing instrument of writing on the day and in the year therein mentioned, after first having been duly authorized to do so.

         WITNESS my hand and official seal in the county and state last aforesaid, this 24th day of July.

                                     /s/ SUSAN R. SOUTH
                                     -------------------------------------
                                     Notary Public

                                     My commission expires:
                                                           ---------------

                                               [NOTARIAL SEAL]

Loan No. T0310
Loan No. T0347


                                  EXHIBIT A-1


                     LEGAL DESCRIPTION LEASEHOLD PROPERTIES

Commencing at the northeast corner of Section 7, Township 30 North, Range 3 West, Coahoma County, Mississippi; thence


         South 0 degrees 48'10" East, 2046.54 feet along the centerline of the Ferry Landing Road; thence
         North 88 degrees 32'00" West, 380.61 feet to the POINT OF BEGINNING of the land herein described; thence

         North 88 degrees 32'00" West, 502.29 feet to a point; thence
         North 31 degrees 28'00" East, 502.29 feet to a point; thence
         South 28 degrees 32'05" East, 502.29 feet to the POINT OF BEGINNING, containing 2.51 acres, and all being in the northeast Quarter of Section 7, Township 30
         North, Range 3 West, in Coahoma County, Mississippi









Record Owner is Darrel Byrd.

Loan No. T0310
Loan No. T0347



                                  EXHIBIT B-1



      LESSOR                  DATE OF LEASE                  COUNTY
      ------                  -------------                  ------

    Darrel Byrd               April 17, 1996                 Coahoma